Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

CONTACT:	7720 N Dobson Road
Kara Stancell, Investor Relations & Corporate Communications,	Scottsdale, AZ 85256
(480) 291-5854	(602) 808-8800
www.Medicis.com
MEDICIS ANNOUNCES NOTICE OF ALLOWANCE FOR SOLODYN® 90mg
SCOTTSDALE, Ariz.—April 3, 2009—Medicis (NYSE:MRX) today announced that the United States Patent and Trademark Office (USPTO) has issued a Notice of Allowance for Medicis’ United States patent application directed to the use of SOLODYN® in 90mg tablet form. For the week ending March 20, 2009, the 90mg strength represented over 60% of total SOLODYN® prescriptions.1
The patent application is U.S. Application No. 11/695,528, entitled “Minocycline Oral Dosage Forms For The Treatment Of Acne.” The newly allowed claims include subject matter covering methods of using a controlled-release oral dosage form of minocycline to treat acne.
“We are pleased to announce receipt of this Notice of Allowance by the USPTO,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “This represents an important element of maintaining the SOLODYN® franchise. These allowed patent claims, when issued, will enhance the intellectual property protection of our SOLODYN® brand.”
A Notice of Allowance generally completes the substantive examination of a patent application. The normal process which results in final issuance of a United States patent involves several administrative steps that are typically completed in due course following issuance of such a notice.
SOLODYN® has one issued patent, U.S. patent No. 5,908,838, which expires in 2018, related to the use of the SOLODYN® unique dissolution rate. As of today, the Company has a number of U.S. patent applications associated with the SOLODYN® program on file at the USPTO.
About SOLODYN® Extended Release Tablets
Launched to dermatologists in July 2006 after approval by the U.S. Food and Drug Administration on May 8, 2006, SOLODYN® is the only branded oral minocycline approved for once daily dosage in the treatment of inflammatory lesions of non-nodular moderate to severe acne vulgaris in patients 12 years of age and older. SOLODYN® is the first approved minocycline in extended release tablet form. SOLODYN® is lipid soluble, and its mode of action occurs in the skin and sebum. SOLODYN® is available by prescription in 45mg, 90mg and 135mg extended release tablet dosages.

About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide 10% and sulfur 5%), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream 0.05%, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, the LIPOSONIX®2 system and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com.  Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof. Among other things, there can be no assurance that the Notice of Allowance will result in the final issuance of the patent, as well as no assurance as to the timing of the final issuance of the patent.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. RESTYLANE® and PERLANE® are registered trademarks of HA North American Sales AB. All other marks are the property of their respective owners.

[1]	IMS

[2]	The LIPOSONIX® system is currently not approved for sale or use in the U.S.

2